Exhibit 99.1

PDL BioPharma Reaffirms Commitment To Shareholder Value Creation

Responds to Escalation of Engine Capital’s Public Campaign

INCLINE VILLAGE, Nev., Nov. 14, 2019 - PDL BioPharma, Inc. ("PDL" or the "Company") (Nasdaq: PDLI) today issued the following statement in response to Engine Capital LP’s (“Engine”) escalation of its public campaign criticizing PDL’s strategic direction:

“PDL values shareholder input and invited Engine to present its views to members of our Board yesterday. It’s unfortunate that Engine decided to escalate its public campaign less than 24 hours after the meeting rather than give the Board a meaningful opportunity to consider its most recent presentation.

“PDL’s Board and management team are steadfast in their commitment to acting in the best interests of all PDL shareholders and in September began working with an external financial advisor to provide an independent strategic and financial review of PDL’s business, including many of the topics that Engine has raised. This review is ongoing, and the Board will consider suggestions from the Company’s shareholders, including Engine, as part of its deliberations.

“Recently, the Board has taken significant steps to build value for all shareholders, including repurchasing $155 million, or almost 32%, of PDL common stock since March 2017. Further, since June 2018, PDL has replaced 50% of its Board with the appointments of four new directors, significantly reducing the Board’s average tenure. Three of the new directors are independent and two of the new independent directors increased the diversity of the Board.

“The Company’s Board, which is comprised of directors with vast experience in areas important to PDL’s business and who have served as executives at some of the world’s largest biopharmaceutical and biotech companies, will evaluate the results of the independent review.

“The Board and management team are confident that the actions the Company has taken, and will continue to take, best position PDL to enhance value to all of the Company’s shareholders. PDL looks forward to continuing its dialogue with all of its shareholders, including Engine, as it works to enhance shareholder value.”

About PDL BioPharma, Inc.

PDL's mission is to improve the lives of patients and create value for our shareholders and our people by applying our capital and expertise for the successful development and commercialization of innovative therapeutics by our partner companies. We deliver on our mission by entering into strategic transactions involving innovative late clinical-stage or early commercial-stage therapeutics with attractive revenue growth potential. For more information please visit www.pdl.com.

NOTE: PDL, PDL BioPharma, the PDL logo and associated logos and the PDL BioPharma logo are trademarks or registered trademarks of, and are proprietary to, PDL BioPharma, Inc. which reserves all rights therein. Noden, Noden Pharma, Tekturna, Tekturna HCT, Rasilez and Rasilez HCT and associated logos are trademarks or registered trademarks of, and are proprietary to, Noden Pharma DAC, which reserves all right therein. LENSAR and associated logos are trademarks or registered trademarks of, and are proprietary to, LENSAR, Inc., which reserves all rights therein.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward-looking statements. Important factors that could impair the value of the Company's assets and business are disclosed in the risk factors contained in the Company's Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 15, 2019 and subsequent filings. All forward-looking statements are expressly qualified in their entirety by such factors. We do not undertake any duty to update any forward-looking statement except as required by law.

Contacts

Investors
Okapi Partners
Mark Harnett
212-297-0720

Media
Reevemark
Renée Soto / Hugh Burns / Nicholas Leasure
212-433-4600